UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 23, 2026

THE MOSAIC COMPANY
(Exact name of registrant as specified in its charter)

DE	001-32327	20-1026454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 East Kennedy Blvd.		33602
Suite 2500
Tampa,	FL
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (800) 918-8270
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MOS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain         Officers; Compensatory Arrangements of Certain Officers.
On September 23, 2026, Ms. Karen A. Swager informed The Mosaic Company ("Mosaic") of her intention to retire from Mosaic. In connection with her retirement, Ms. Swager will resign as the Executive Vice President - Operations effective December 1, 2026, and will continue as a Senior Advisor to Mosaic until her retirement in the second quarter of 2027. Ms. Swager will continue to receive her current cash compensation and be eligible to participate in benefit plans generally available to management-level employees after her transition to Senior Advisor through her remaining period of employment with Mosaic.

On September 23, 2026, Mosaic announced that effective December 1, 2026, its Board of Directors ("Board") appointed Mr. Walter F. Precourt, III to the position of Executive Vice President - Operations.

Effective upon Mr. Precourt's first date of employment with Mosaic as the Executive Vice President - Operations, the Compensation and Human Resources Committee ("CHR Committee") of the Board approved (i) a base salary of $710,000; (ii) a target bonus under Mosaic’s Management Incentive Plan ("MIP") for 2027 equal to 85% of his base salary earned in 2027; and (iii) a long-term incentive award under Mosaic's 2023 Stock and Incentive Plan valued at $1,725,000 on the date of grant (based on the closing price of Mosaic's common stock on the New York Stock Exchange on Mr. Precourt's first date of employment with Mosaic as the Executive Vice President - Operations) of which 40% of the value will be granted in the form of restricted stock units and the remaining 60% will be granted in the form of total shareholder return (TSR) performance units. The CHR Committee also approved a one-time Restricted Stock Unit promotional equity award with a grant-date fair value of $300,000 for which Mr. Precourt will be eligible to receive 33% on the first anniversary of the grant date, 33% vesting on the second anniversary, and the remaining 34% vesting on the third anniversary. The CHR Committee also approved the continuation of the executive severance and change in control agreement for Mr. Precourt in the form previously approved by the CHR Committee for executive officers other than Mosaic's Chief Executive Officer.

Mr. Precourt, age 62, was named Senior Vice President and Chief Administrative Officer effective November 1, 2023. In this role, Mr. Precourt had responsibility for the company’s Human Resources, Public Affairs, Procurement and Shared Services teams. Mr. Precourt has held several leadership positions since joining Mosaic in 2009, including Senior Vice President—Strategy and Growth, Senior Vice President—Phosphates, Senior Vice President—Potash Operations, and leading the Environment, Health and Safety organization. Prior to joining Mosaic, Mr. Precourt led Holcim (U.S.) safety transformation, later becoming its Vice President of Environment and Government Affairs. Mr. Precourt started his career at The Dow Chemical Company where he served in a variety of roles in Operations, Technology, Capital Project Management, and Environmental, Health and Safety. Mr. Precourt earned his Bachelor of Science in Civil Engineering from Worcester Polytechnic Institute, his Master of Science in Environmental and Water Resources Engineering from Vanderbilt University, and his MBA from the University of North Carolina-Chapel Hill.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Offer Letter to Walter F. Precourt, III
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: September 24, 2026	By:	/s/ Philip E. Bauer
	Name:	Philip E. Bauer
	Title:	Senior Vice President, General Counsel
and Corporate Secretary